BILL OF SALE (Project 45)
                               (Per Section 7.2.2)

      In consideration for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANGELES PARTNERS XIV, a California limited partnership (the Seller ) hereby grants, bargains, sells and conveys to MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership (the Purchaser ) all of the right, title and interest of the Seller in and to all of the Personal Property (as defined in that certain Purchase Agreement between Seller and Purchaser dated February 7, 1996, as amended) owned by the Seller and located at, or used in connection with certain commercial property being sold by Seller to Purchaser pursuant to said Purchase Agreement located in Montgomery County, Ohio, which commercial property is more particularly described on Exhibit A attached hereto and incorporated herein by reference, and which is commonly referred to as located at 3904 Image Drive, Vandalia, Ohio.

      The personal property referenced herein is being sold and conveyed in as is condition with no warranties or representations of any kind being given by Seller to Purchaser in connection therewith, including any warranty of merchantability or fitness for a particular or intended purpose.

      IN WITNESS WHEREOF, the Seller has executed this Bill of Sale and Assignment effective as of this _____ day of _________________, 1996.

ANGELES PARTNERS XIV, a California
Limited Partnership

By:   Angeles Realty Corporation, II,
      General Partner of Angeles Partners XIV

By:   _________________________________